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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2002

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7935 (Commission File Number)	95-1528961 (IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA 90245
(Address of principal executive offices)

(310) 726-8000
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events

        In the patent infringement lawsuit brought by International Rectifier Corporation ("IR") against IXYS Corporation ("IXYS") in the Federal District Court in Los Angeles, California, the jury on August 2, 2002 awarded IR $9.06 million in compensatory damages. IR anticipates that IXYS will appeal to the Court of Appeals for the Federal Circuit.

        On August 2, 2002 the Federal Circuit stayed, pending appeal on the merits, the previously disclosed injunction obtained by IR against IXYS in this case.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: August 6, 2002	By:	/s/ GERALD A. KORIS
		Name:	Gerald A. Koris
		Title:	Secretary and General Counsel

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SIGNATURES